Exhibit 5.1

                                 BRYAN CAVE LLP
                             ONE METROPOLITAN SQUARE
                           211 N. BROADWAY, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                                 (314) 259-2000
                            FACSIMILE: (314) 259-2020

                                 August 31, 2000

Board of Directors
Chester Bancorp, Inc.
1112 State Street
Chester, Illinois  62233

Ladies and Gentlemen:

         We are acting as counsel for Chester Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 268,212 shares of the Company's common stock, $0.01 par value per share, issuable under the Chester Bancorp, Inc. 1997 Stock Option Plan and the Chester Bancorp, Inc. 2000 Stock Option Plan (collectively, the "Plans").

         In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Certificate of Incorporation and Bylaws of the Company as amended and now in effect, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based upon and subject to the foregoing, it is our opinion that the 268,212 shares of common stock of the Company covered by the Registration Statement, have been duly authorized by all necessary action and, when issued on exercise of options granted pursuant to the Plans, will be legally issued, fully paid and non-assessable shares of common stock of the Company.

         This opinion is not rendered with respect to any laws other than the laws of the State of Missouri, the General Corporation Law of the State of Delaware, and the Federal law of the United States. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Bryan Cave LLP